GMAC Commercial Credit LLC
                           1290 Avenue of the Americas
                               New York, NY 10104



September 23, 2002



JACO ELECTRONICS, INC. ("Jaco")
145 Oser Avenue
Hauppauge, NY  11788

NEXUS CUSTOM ELECTRONICS, INC. ("Nexus")
Prospect Street
Brandon, VT  05733

INTERFACE ELECTRONICS CORP. ("Interface")
124 Grove Street
Franklin, MA  02028


Gentlemen:

                  Reference is made to the Second Restated and Amended Loan and Security Agreement in effect between us as successor by merger to BNY Financial Corporation ("GMAC") as Agent and Lender, and Fleet Bank, N.A., f/k/a Natwest Bank, N.A ("Fleet") as Lender, and Jaco, Nexus and Interface, dated September 13, 1995, as supplemented and amended from time to time, (the "Agreement"). Both GMAC and Fleet may hereinafter be referred to jointly as the "Lenders", and individually, as a "Lender" and GMAC may also be herein referred to as "Agent" when acting in such capacity, as the case may be. Initially capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement. Jaco, Nexus and Interface may hereinafter and in the Agreement, be referred to jointly and severally as "Debtors", and each individually as a "Debtor".

                  WHEREAS, the Lenders and Jaco, Nexus, and Interface have requested and agreed to certain changes and amendments to the Agreement, as here and after described; and

                  WHEREAS, pursuant to such amendments the Maximum Loan Amount for each Lender will be reduced from $35,000,000 to $22,500,000, for a total amount of $45,000,000;

                  NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1. Effective as of the date hereof, the Agreement shall be amended by replacing the phrase (as previously amended) "$35,000,000" appearing next to the phrase "Maximum Loan Amount" underneath the signature of each Lender, with the phrase "$22,500,000".

2. The phrase (as previously amended) of "$30,000,000" appearing on the 8th line of Section 4(a) of the Agreement shall be deleted in its entirety, and replaced with the phrase "$25,000,000".

3. The definition of "Contract Rate" as set forth in paragraph 1 of the Agreement, as amended by Amendment letters dated August 1, 1997, June 6, 2000 and November 14, 2001, is hereby deleted and replaced with the following:

                                    " 'Contract Rate' means an interest rate per
                           annum equal to the applicable LIBO Rate plus the margin ("LIBO Margin") stated opposite the ratio range of Funded Debt to net earnings before interest, taxes, depreciation, amortization, extraordinary gains and non-cash losses and all other non-cash charges on a consolidated basis ("EBITDA") during the immediately preceding four fiscal quarters as stated in the table immediately below:

                                    Funded Debt/EBITDA      LIBO Margin
                                    ------------------      -----------

                                    greater than 3.0 to 1         2 3/4%

                                    2.0 to 2.99 to 1              2 1/2%

                                    less than 2.0 to 1            2 1/4%

                    The Contract Rate applicable to LIBO Rate Loans shall be adjusted quarterly. "

                    4. The definition of "Inventory Borrowing Base" appearing in Section 1 of the Agreement, shall be amended, as of the date hereof, so that the percentage (as previously amended) of "55%" appearing in the first line of such definition, shall be replaced with the percentage "50%".

                    5. You hereby agree to pay us a closing fee of $22,500 on the date of closing of this amendment.

                    6. Section 4(a) of the Agreement shall be amended by deleting the following phrase stated on the eighth and ninth lines of such Section 4(a) of the Agreement "plus
                         (C), the lesser of (x) the Equipment  Borrowing Base or
                         (y) $500,000;" . It is the intent of this amendment that the Lenders will not make any additional loans based on or calculated with respect to the Equipment Borrowing Base.

                    7. Section 5(b)(i) of the Agreement is hereby amended by deleting the phrase "2/10 of one percent (.2%)" appearing on the third line of such Section 5(b)(i) and replacing it with the phrase "4/10 of one percent (.4%)".

                    8. Section 17(d) of the Agreement as amended shall be deleted in its entirety and replaced by the following:

                           "(d)   INTENTIONALLY LEFT BLANK."

                    9. Section 17(e) of the Agreement shall be amended to read in its entirety as follows:

                           "(e) Maintain at all times consolidated net worth (all amounts which would be included under shareholder's equity on a consolidated balance sheet of Debtor, determined in accordance with generally accepted accounting principles), in an amount not less than those set forth on the table below opposite the corresponding calendar quarter:

                                    Quarter Ending                   Net Worth
                                    --------------                  ---------
                                         9/30/02                    $47,000,000

                                        12/31/02                    $45,750,000

                                         3/31/03 and
                                    anytime thereafter              $45,000,000

                           For purposes of calculating this covenant, any writedown for impairment of goodwill, will not be taken into account in making the calculation under this covenant."

                    10. Section 17(f) of the Agreement as amended shall be deleted in its entirety and replaced by the following:

                           "(f)   INTENTIONALLY LEFT BLANK."

                    11. Section 18(g) of the Agreement as amended shall be deleted in its entirety and replaced by the following:

                           "(g) The Debtors shall attain at the end of each quarter, on a consolidated basis, EBITDA for such quarter, in amounts of no less than the amounts stated opposite the fiscal quarters stated below:

                          Fiscal Quarter              Minimum EBITDA Amount
                          -----------------           ---------------------
                                 9/30/02                    ($800,000)

                                 12/31/02                   ($400,000)

                                 3/31/03                     $300,000

                         6/30/03 and at the end of each
                         Fiscal Quarter thereafter at least        $600,000"

                    12. Section 18(e) of the Agreement as amended shall be deleted in its entirety and replaced by the following:

                           "(e)   INTENTIONALLY LEFT BLANK."

                    13. Inconsideration of the execution and delivery of this amendment and compliance with the terms hereof by the Debtors, the Lenders hereby agree to waive a default by the Debtors of the EBITDA covenant of the Debtors under
                         Section 18(g) of the Agreement for the fiscal quarter ending June 30, 2002. This waiver is and shall be effective only with respect to the specific waiver described herein above and only for the fiscal quarter ending June 30, 2002 and shall not be deemed a waiver of any other covenant, representation, warranty or Event of Default under the Agreement.

                    14.  The   Debtors   shall   hire  or  retain  a   financial
                         consultant, acceptable to the Lenders in all respects, by October 31, 2002.

                    15. As an additional condition precedent to the execution of the amendment, Debtors shall provide and deliver to the Agent $800,000 in cash or cash equivalent as collateral for the payment of six months interest for the pro-rata benefit of the Lenders to be maintained in an account (if in cash) open in the name of the Agent with Fleet.

                    16. Additionally, the Debtors shall also deliver, to the Agent and the Lenders, ratifications and consents by the Guarantors of the amendment to the Agreement and ratification of the security interests of the Lenders in form and substance satisfactory to the Lenders.

                    17. It is hereby agreed by and between us that as of the date hereof, the first sentence of Section 21 of the Agreement as amended is hereby deleted, and replaced with the following sentence:

                           "This Second Restated and Amended Loan and Security Agreement shall (subject to compliance with Conditions Precedent) become effective on the closing date hereof, without any interruption or break in continuity (as more fully described in the second paragraph hereof) and shall continue until March 31, 2004."

                    18. By their signatures below, Jaco, Nexus and Interface hereby ratify the Agreement and agree to be jointly and severally liable for all Obligations under the Agreement and agree that all of the outstanding amounts of the Loans under the Agreement, as of the date hereof, shall be valid and binding Obligations of each of them, and shall be deemed Obligations outstanding under the Agreement, and hereby agree and promise to repay to the Agent, for the benefit of the Lenders, such Obligations (including but not limited to all applicable interest) in accordance with the terms of the Agreement, but in no event, later than the Termination Date (for purposes hereof, "Termination Date" shall mean March 31, 2004 (which for all purposes of the Agreement shall be deemed to be the last date of the Term), or any extended termination date, or any earlier termination date, whether by acceleration or otherwise).

                  19. By their signatures below, Jaco, Nexus and Interface hereby ratify and affirm to the Agent that as of the date hereof, they are in full compliance with all covenants under the Agreement and certify that all representations and warranties of the Agreement are true and accurate as of the date hereof, with the same effect as if they had been made as of the date hereof.

                  Except as herein specifically amended, the Agreement shall remain in full force and effect in accordance with its original terms, except as previously amended.

If the foregoing accurately reflects our understanding, kindly sign the enclosed copy of this letter and return it to our office as soon as practicable.

                               Very truly yours,
                               GMAC COMMERCIAL CREDIT LLC
                               (as Agent and Lender)


                               By: /s/ Frank Imperto
                                       ----------------------
                                       Frank Imperto
                               Title:Senior Vice Presidnet
AGREED AND ACCEPTED:
JACO ELECTRONICS, INC.                               FLEET BANK, N.A.


By:/s/ Jeffrey D. Gash                  By: /s/ Stephen Hill
       ----------------------                   ----------------------
        Jeffrey D. Gash                         Stephen Hill
Title: Executive Vice President             Title: Vice President

NEXUS CUSTOM ELECTRONICS, INC.              INTERFACE ELECTRONICS CORP.

By:/s/ Jeffrey D. Gash                   By:/s/ Jeffrey D. Gash
       ----------------------                   ----------------------
        Jeffrey D. Gash                          Jeffrey D. Gash
Title: Executive Vice President          Title: Executive Vice President

                            RATIFICATION OF GUARANTOR
By its signature below, Jaco Overseas, Inc. hereby ratifies its guaranty of the Agreement, as such Agreement has been amended from time to time, including but not limited to certain amendments dated June 6, 2000, September 28, 2000, January 31, 2001, June 12, 2001, July 1, 2001, November 14, 2001 and February 6, 2002, (the "Amendments") and hereby agrees to be liable for all of the Obligations under the Guaranty with respect to the Agreement as amended from time to time, including but not limited to by this amendment and the Amendments, and hereby agrees that the said Guaranty shall continue to apply and remain in full force and effect with respect to the amended Agreement and hereby agrees and consents that a certain General Loan and Security Agreement dated January 20, 1989, shall continue to be in full force and effect and apply to the amended Agreement, and it further hereby agrees to make all payments of all its Obligations under the said Guaranty and General Loan and Security Agreement to GMAC Commercial Credit LLC as Agent and Lender, and to Fleet Bank, N.A. as Lender, as successors in interest to the previous Agent and Lenders respectively.

RATIFIED, ACCEPTED AND CONSENTED:
JACO OVERSEAS, INC.

By:/s/ Jeffrey D. Gash
       ----------------------
        Jeffrey D. Gash
Title: Executive Vice President